Exhibit 10.5.1

APPLIED OPTOELECTRONICS, INC.

FIRST AMENDMENT TO THE
2006 INCENTIVE SHARE PLAN

August 16, 2013

This First Amendment (this “Amendment”) to the 2006 Incentive Share Plan (the “2006 Plan”) of Applied Optoelectronics, Inc., a Delaware corporation (the “Company”), is effective as of the first date written above (the “Effective Date”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the 2006 Plan.

RECITALS

A.            Pursuant to the powers vested in the board of directors of the Company (the “Board”) and the compensation committee of the Board in Section 3.2(a)(iii) of the 2006 Plan, the Company desires to amend Section 2.4 therein to correctly reference Item 5.01 of Form 8-K or any successor provision of Form 8-K relating to a change in control of the Company.

B.            The Board duly approved and adopted this Amendment on or about the Effective Date.

C.            In consideration of the foregoing, the Board hereby amends the 2006 Plan as follows:

AMENDMENT TO THE 2006 PLAN

1.             Section 2.4 of the 2006 Plan is hereby deleted in its entirety and replaced with the following:

“Change in Control’ has the meaning given such term in the applicable Award agreement or, if not defined therein, shall as of the Effective Date mean, (i) the occurrence of an event of a nature that would be required to be reported by the Company in response to Item 5.01 of a Current Report on Form 8-K (or any successor provision of Form 8-K relating to a change of control), whether or not the Company is, in fact, required to report on such form, promulgated pursuant to the Exchange Act; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any Person or group (as defined in the Exchange Act), other than (A) the Company, (B) a wholly-owned Subsidiary, (C) any employee benefit plan (including, without limitation, an employee stock ownership plan) adopted by the Company or any wholly-owned Subsidiary or (D) any trustee or other fiduciary holding securities under any employee benefit plan adopted by the Company or any Subsidiary, becomes the “beneficial owner” (as defined in Rule 13d-3 (or any successor to such rule) promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, or (b) during any period of twenty-four (24) months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such twenty-four (24) month period or whose election or nomination for election was previously so approved; (ii) a Corporate Transaction is consummated, other than a Corporate Transaction that would result in substantially all of the holders of voting securities of the Company outstanding immediately prior thereto owning (directly or indirectly and in substantially the same proportions relative to each other) not less than fifty percent (50%) of the combined voting power of the voting securities of the issuing/surviving/resulting entity outstanding immediately after such Corporate Transaction; or (iii)  the sale or other disposition of all or substantially all of the Company’s assets (evaluated on a consolidated basis, without regard to whether the sale or disposition is effected via a sale or disposition of assets of the Company, the sale or disposition of the securities of one or more Subsidiaries or the sale or disposition of the assets of one or more Subsidiaries) is consummated.

2.             Except as expressly modified or amended by this Amendment, all the terms and provisions of the 2006 Plan shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the undersigned officer of the Company certifies that this Amendment was duly adopted by the Board on the date stated herein.  The Company hereby executes this Amendment as of the date first written above.

APPLIED OPTOELECTRONICS, INC.

By:	/s/ Chih-Hsiang (Thompson) Lin
Chih-Hsiang (Thompson) Lin
President and Chief Executive Officer